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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-4 (File No. 333-57209) of our report dated February 23, 1996, on our audits of the consolidated financial statements for the period from February 15, 1994 through December 31, 1994 and for the year ended December 31, 1995 of Aerosol Services Holding Corporation and Subsidiary. We also consent to the reference to our firm under the caption "Experts".


                                          /s/ PRICEWATERHOUSECOOPERS LLP
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                                          PricewaterhouseCoopers LLP


January 15, 1999